SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 25, 2008

Date of Report (date of earliest event reported)

OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1341 Orleans Drive

Sunnyvale, California 94089-1136

(Address of principal executive offices)

(408) 542-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Share Awards

On June 25, 2008, the Compensation Committee of the Board of Directors of OmniVision Technologies, Inc. (“OmniVision”) approved the grant of performance share awards under OmniVision’s 2007 Equity Incentive Plan (the “2007 Plan”) to certain executive officers of OmniVision.  The following is a list of the “named executive officers” (as such term is defined by the rules of the Securities and Exchange Commission) that received a performance share award:

Name of Officer	Target Number of Performance Shares Subject to the Award

Shaw Hong	40,000
Xinping He	20,000
Y. Vicky Chou	18,000
Peter Leigh	14,500
John Yue	7,000

The number of performance shares that an executive officer earns under the awards is based on OmniVision’s achievement of certain corporate performance goals.  The number of earned performance shares that an executive officer is eligible to receive may be reduced depending on such executive officer’s individual performance.  Fifty percent (50%) of the earned performance shares will vest on the second anniversary of the date of grant and fifty percent (50%) of the earned performance shares will vest on the third anniversary of the date of grant, subject to such executive officer’s continued service to OmniVision on such dates.

The corporate performance goals relate to (i) OmniVision’s achievement of certain revenue targets and (ii) OmniVision’s achievement of certain non-GAAP operating income targets, with each factor representing 50% of the corporate performance goals.  If the corporate performance goal targets are not met, the executive officers may still earn a number of performance shares that is less than the target number of performance shares so long as OmniVision meets certain minimum targets for the corporate performance goals.  Alternatively, if OmniVision’s actual performance exceeds the targets for the corporate performance goals, the total number of performance shares earned under the awards may be up to a maximum of 175% of the target number of performance shares.

Assuming such corporate performance goals are met, the number of earned performance shares that each executive officer is eligible to receive will depend on such executive officer’s individual performance, as determined by the Compensation Committee with the input of Shaw Hong, OmniVision’s President, Chief Executive Officer and one of its directors, except with respect to the determination of his own individual performance.  If an executive officer achieves his or her individual performance goals, such executive officer may be eligible to receive up to 100% of the performance shares earned based on the achievement of the corporate performance goals.  However, if such individual performance goals are not achieved, the performance shares such executive officer will receive may be reduced below the number such executive officer would otherwise have earned based on the achievement of the corporate performance goals.

No performance shares will be earned if (i) OmniVision does not have positive net income for fiscal year 2009 and (ii) both fiscal year 2009 revenue and non-GAAP operating income are not at least equal to OmniVision’s fiscal year 2008 performance.

Performance Share Award Agreement

Further, on June 25, 2008, the Compensation Committee approved a form of notice of grant of performance shares for use under OmniVision’s 2007 Plan.  The form of notice of grant of performance shares will be filed as an exhibit to OmniVision’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2008

OmniVision Technologies, Inc.

By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer